BGSF, Inc. Reports Fourth Quarter 2022 Financial Results
Record Full Year Revenues of $298 million, Organic Revenue Growth of 24%
Net Income From Continuing Operations was $11.3 million
Full Year Adjusted EBITDA $22 million, up 45%

PLANO, Texas – (March 8, 2023) – BGSF, Inc. (NYSE: BGSF), a leading national provider of consulting, managed services, and workforce solutions, today reported financial results for its fiscal year and fourth fiscal quarter ended January 1, 2023.

Beth A. Garvey, Chair, President and CEO, said, “Fiscal 2022 was a transformational year for our Company. We are very pleased with the results and believe that our stated goals of fully aligning BGSF’s core strategy around building higher margin businesses in consulting, managed services and in workforce solutions demonstrated significant progress in 2022. We still have much to do; however, I want to acknowledge and thank our BGSF teams for their hard work and dedication during a great year.”

Q4 2022 Highlights from Continuing Operations2:
•Revenues were $77.3 million, up 14.2% from 2021, including organic growth of 12.0%.
•Gross profit was $27.1 million, up 15.5% from 2021, including organic growth of 12.1%. Gross profit percent increased 40 basis points to 35.0% in 2022.
•Net income from continuing operations was $1.4 million, or $0.14 per diluted share, vs. net income from continuing operations of $4.3 million, or $0.41 per diluted share in 2021, which included a CARES Act credit with an impact on net income of $1.6 million, or $0.15 per diluted share.

•Adjusted EPS1 from continuing operations was $0.19 for the fourth fiscal quarter of 2022 compared to $0.30 per share in 2021.

•Adjusted EBITDA1 from continuing operations was $4.3 million (5.6% of revenues), vs. $5.1 million (7.5% of revenues) in 2021.

Full Year 2022 Highlights from Continuing Operations2:
•Revenues were $298.4 million, up 24.8% from 2021, including organic growth of 24.2%.
•Gross profit was $103.5 million, up 27.9% from 2021, including organic growth of 26.9%. Gross profit margins increased 80 basis points to 34.7% in 2022.
•Net income from continuing operations was $11.3 million, or $1.07 per diluted share, vs. net income from continuing operations of $10.5 million, or $1.00 per diluted share in 2021, net income was impacted by a CARES Act credit of $1.7 million, or $0.16 per diluted share, and a gain on contingent consideration of $1.9 million, or 0.18 per diluted share.
•Adjusted EPS1 from continuing operations was $1.26 in 2022, up from $0.86, a 46.5% increase from 2021.
•Adjusted EBITDA1 from continuing operations was $21.7 million (7.3% of revenues), vs. $15.0 million (6.3% of revenues) in 2021, an increase of 45% year over year.
1Non-GAAP financial measure. See reconciliation below for details.
22022 includes three weeks of operation results from the Horn Solutions acquisition.

The fiscal year financial results are for the 53 weeks ended January 1, 2023, and the 52 weeks ended December 26, 2021; the fourth fiscal quarter financial results are for the 14 weeks ended January 1, 2023, and the 13 weeks ended December 26, 2021. We believe that the fourth fiscal quarter and year-to-date 2022 results were not materially impacted by the additional week.

Conference Call
BGSF will discuss its fourth fiscal quarter and full year 2022 financial results during a conference call and webcast at 9:00 a.m. ET on March 9, 2023. Interested participants may dial 844-200-6205 (U.S. callers) or 929-526-1599 (all other locations) and provide access code 986816. A replay of the call will be available until March 16, 2023. To access the replay, please dial 929-458-6194 (U.S. Callers), 866-813-9403 (US Toll Free callers), or +44 204-525-0658 (all other locations) and enter access code 193636. The live webcast and archived replay are accessible at the investor relations section of the Company’s website at www.bgsf.com.

About BGSF
BGSF provides consulting, managed services, and workforce solutions to a variety of industries through its various divisions in IT, Cyber, Finance & Accounting, Managed Services, and Real Estate (apartment communities and commercial buildings). BGSF has integrated several regional and national brands achieving scalable growth. The Company was ranked by Staffing Industry Analysts as the 94th largest U.S. staffing company and the 49th largest IT staffing firm in 2022. The Company’s disciplined acquisition philosophy, which builds value through both financial growth and the retention of unique and dedicated talent within BGSF’s family of companies, has resulted in a seasoned management team with strong tenure and the ability to offer exceptional service to our field talent and client partners while building value for investors. For more information on the Company and its services, please visit its website at www.bgsf.com.

Forward-Looking Statements
The forward-looking statements in this press release are made under the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements regarding our future financial performance and the expectations and objectives of our board or management. The Company’s actual results could differ materially from those indicated by the forward-looking statements because of various other risks and uncertainties, including those listed in Item 1A of the Company’s Annual Report on Form 10-K and in the Company’s other filings and reports with the Securities and Exchange Commission. All of the risks and uncertainties are beyond the ability of the Company to control, and in many cases, the Company cannot predict the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this press release, the words “allows,” “believes,” “plans,” “expects,” “estimates,” “should,” “would,” “may,” “might,” “forward,” “will,” “intends,” “continue,” “outlook,” “temporarily,” “progressing,” "prospects," and “anticipates” and similar expressions as they relate to the Company or its management are intended to identify forward-looking statements. Except as required by law, the Company is not obligated to publicly release any revisions to these forward-looking statements to reflect the events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.

CONTACT:
Steven Hooser or Sandy Martin
Three Part Advisors
ir@bgstaffing.com 214.872.2710 or 214.616.2207

Source: BGSF, Inc.

BGSF, Inc.
GAAP Financial Measures

The following tables have been derived from our unaudited consolidated financial statements and summarize key components of our statements of operations for the periods indicated, as well as a reconciliation of revenue and operating income from continuing operations by reportable segment to consolidated results for the periods indicated.

Results of Operations

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021
	(dollars in thousands)
Revenues	$77,283	$67,694	$298,422	$239,027
Cost of services	50,226	44,262	194,874	158,086
Gross profit	27,057	23,432	103,548	80,941
Selling, general and administrative expenses	23,210	16,490	83,211	65,115
Gain on contingent consideration	—	—	—	(2,403)
Depreciation and amortization	1,087	827	4,054	3,698
Operating income	2,760	6,115	16,283	14,531
Interest expense, net	(644)	(406)	(1,363)	(1,433)
Income from continuing operations before income taxes	2,116	5,709	14,920	13,098
Income tax expense from continuing operations	(699)	(1,388)	(3,659)	(2,640)
Income from continuing operations	1,417	4,321	11,261	10,458
Income from discontinued operations:
Income	—	1,240	1,235	4,570
Gain on sale	409	—	17,675	—
Income tax expense	(95)	(249)	(4,810)	(919)
Net income	$1,732	$5,311	$25,361	$14,109

Net income per share - diluted
Net income from continuing operations	$0.14	$0.41	$1.07	$1.00
Net income from discontinued operations:
Income	—	0.12	0.12	0.44
Gain on sale	0.03	—	1.69	—
Income tax expense	(0.01)	(0.03)	(0.46)	(0.09)
Net income per share - diluted	$0.16	$0.50	$2.42	$1.35

Business Segments

	Fiscal Quarter Ended				Fiscal Year Ended
	January 1, 2023		December 26, 2021		January 1, 2023		December 26, 2021
	(dollars in thousands)
Revenue:
Real Estate	$31,956	41%	$27,404	40%	$121,093	41%	$92,018	38%
Professional	45,326	59%	40,290	60%	177,329	59%	147,009	62%
Total	$77,282	100%	$67,694	100%	$298,422	100%	$239,027	100%

Gross profit:
Real Estate	$12,602	47%	$10,734	46%	$47,695	46%	$34,969	43%
Professional	14,455	53%	12,698	54%	55,853	54%	45,972	57%
Total	$27,057	100%	$23,432	100%	$103,548	100%	$80,941	100%

Operating income (expense):
Real Estate	$4,803		$4,867		$19,803		$14,663
Professional	3,146		3,785	[1]	15,604		10,340	[1]
Home office - Selling, general and administrative	(5,189)		(2,537)	[2]	(19,124)		(12,875)	[2]
Home - gain on contingent consideration	—		—		—		2,403
Total	$2,760		$6,115		$16,283		$14,531
1Includes CARES Act credit of $0.9 million
2Includes CARES Act credit of $1.1 million

The following tables have been derived from our unaudited consolidated financial statements and summarize key components of our balance sheet and statements of cash flows for the periods indicated.

Condensed Balance Sheets

	January 1, 2023	December 26, 2021
Assets	(dollars in thousands)
Current assets	$76,162	$52,972
Property and equipment, net	2,081	4,331
Intangible assets, net	47,552	33,585
Goodwill	55,193	29,142
Other	13,685	13,853
Assets of discontinued operations	—	14,411
Total assets	$194,673	$148,294
Liabilities and stockholders' equity
Long-term debt, current portion	$4,000	$3,563
Other current	24,207	23,559
Line of credit	22,302	12,588
Long-term debt, less current portion	40,368	23,300
Other long-term	3,059	7,240
Liabilities of discontinued operations	—	1,452
Total liabilities	93,936	71,702
Total stockholders' equity	100,737	76,592
Total liabilities and stockholders' equity	$194,673	$148,294

Working Capital
	January 1, 2023	December 26, 2021
	(dollars in thousands)
Working capital from continuing operations	$47,955	$25,851
Working capital ratio	2.70	1.95

Condensed Statements of Cash Flows
	Fiscal Year Ended
	January 1, 2023	December 26, 2021
	(dollars in thousands)
Net cash provided by (used in) continuing operations:
Operating activities	$(3,300)	$1,358
Investing activities	(8,898)	(6,990)
Financing activities	15,934	473
Net change in cash (used in) provided by discontinued operations	(3,848)	5,271
Net change in cash and cash equivalents	$(112)	$112

BGSF, Inc.
Non-GAAP Financial Measures

The financial results of BGSF, Inc. are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and the rules of the U.S. Securities and Exchange Commission. To help the readers understand the Company's financial performance, the Company supplements its GAAP financial results with Adjusted EBITDA and Adjusted EPS.

A non-GAAP financial measure is a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows of a company. Adjusted EBITDA and Adjusted EPS are not measurements of financial performance under GAAP and should not be considered as alternatives to net income, net income per diluted share, operating income, or any other performance measure derived in accordance with GAAP, or as alternatives to cash flow from operating activities or measures of our liquidity. We believe that Adjusted EBITDA and Adjusted EPS are useful performance measures and are used by us to facilitate a comparison of our operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting our business than measures under GAAP can provide alone. In addition, the financial covenants in our credit agreement are based on EBITDA as defined in the credit agreement.

We define “Adjusted EBITDA" as earnings before interest expense, income taxes, depreciation and amortization expense, transaction fees and certain non-cash expenses such as contingent consideration gains and share-based compensation expense, as well as certain specific events that management does not consider in assessing our on-going operating performance.

Reconciliation of Income from Continuing Operations to Adjusted EBITDA

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021
	(dollars in thousands)
Income from continuing operations	$1,417	$4,321	$11,261	$10,458
Income tax expense from continuing operations	699	1,388	3,659	2,640
Interest expense, net	644	406	1,363	1,433
Operating income	2,760	6,115	16,283	14,531
Depreciation and amortization	1,087	827	4,054	3,698
Gain on contingent consideration	—	—	—	(2,403)
CARES Act credit	—	(2,084)	—	(2,084)
Share-based compensation	220	217	1,085	1,058
Transaction fees	265	15	271	170
Adjusted EBITDA from continuing operations	$4,332	$5,090	$21,693	$14,970
Adjusted EBITDA Margin (% of revenue)	5.6%	7.5%	7.3%	6.3%

We define “Adjusted EPS” as diluted earnings per share eliminating amortization expense of intangible assets from acquisitions, transaction fees, and certain non-cash expenses such as contingent consideration gains, as well as certain specific events that management does not consider in assessing our on-going operating performance, net of the respective income tax effect.

Reconciliation of Adjusted EPS

	Fiscal Quarter Ended		Fiscal Year Ended
	January 1, 2023	December 26, 2021	January 1, 2023	December 26, 2021

Net income from continuing operations per diluted share	$0.14	$0.41	$1.07	$1.00
Acquisition amortization	0.05	0.06	0.22	0.23
Gain on contingent consideration	—	—	—	(0.23)
CARES Act	—	(0.20)	—	(0.20)
Transaction fees	0.03	—	0.03	0.02
Income tax expense adjustment	(0.03)	0.03	(0.06)	0.04
Adjusted EPS from continuing operations	$0.19	$0.30	$1.26	$0.86